Exhibit 10.1
SUPPLEMENT TO CREDIT AGREEMENT
     THIS SUPPLEMENT TO CREDIT AGREEMENT, dated as of November 8, 2007 (this “Supplement”), supplements the Amended and Restated Credit Agreement, dated as of October 25, 2006 (the “Credit Agreement”), among DELPHI FINANCIAL GROUP, INC., a Delaware corporation (the “Borrower”), the various financial institutions parties thereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.
     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time; and
     WHEREAS, the parties hereto desire to supplement the Credit Agreement to increase the Aggregate Commitments, as permitted pursuant to Section 2.12 of the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     SECTION 1. INCREASE.     Effective as of the date hereof (the “Increase Effective Date”), the Credit Agreement shall be supplemented in accordance with Sections 1.1 through 1.2 below.
     1.1     New Lenders.     JPMorgan Chase Bank, N.A. and Société Générale (together the “New Lenders”) are hereby added to the Credit Agreement as Lenders.
     1.2     Commitments.     Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety to state as set forth in Schedule 2.01 thereto. Upon the Effective Date, the Borrower shall borrow and/or prepay any Loans outstanding on the Increase Effective Date to the extent necessary so that the outstanding Loans from each Lender will be ratable with the Lenders’ revised Applicable Percentages arising from the change in such Applicable Percentages pursuant to this Supplement.
     SECTION 2. CONDITIONS PRECEDENT.     This Supplement shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Borrower and the Lenders.
     2.1     Receipt of Documents.     The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:
     (a)     Supplement.     This Supplement, duly executed by the Borrower, the Administrative Agent, the New Lenders and the Lenders increasing their Commitments (the “Increasing Lenders”).

     (b)     Certificate.     A certificate signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such the increase provided hereunder, (A) the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a)(i) and (b)(i) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (d) and (a), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists.
     2.2     Fees.
     (a)     Increase Fee.     The Borrower shall have paid the Administrative Agent for the account of the Administrative Agent, the New Lenders and the Increasing Lenders the fees provided for in the fee letter related hereto.
     (b)     Break Funding Costs.     The Borrower shall have paid to the Administrative Agent, for the account of the applicable Lenders, amounts required pursuant to Section 2.12(e) of the Credit Agreement arising from the prepayments set forth in Section 1.2 hereof.
     SECTION 3. MISCELLANEOUS.
     3.1     Continuing Effectiveness, etc.     This Supplement is a supplement to the Credit Agreement, and the Credit Agreement, as supplemented hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Supplement in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as supplemented hereby.
     3.2     Payment of Costs and Expenses.     The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Supplement.
     3.3     Severability.     Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or affecting the validity or enforceability of such provision in any other jurisdiction.
     3.4     Headings.     The various headings of this Supplement are inserted for convenience only and shall not affect the meaning or interpretation of this Supplement or any provisions hereof.

     3.5     Execution in Counterparts.     This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     3.6     Governing Law.     THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
     3.7     Successors and Assigns.     This Supplement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DELPHI FINANCIAL GROUP, INC.
By
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION
By
Title:

US BANK NATIONAL ASSOCIATION
By
Title:

KEYBANK NATIONAL ASSOCIATION
By
Title:

THE NORTHERN TRUST COMPANY
By
Title:

JPMORGAN CHASE BANK, N.A.
By
Title:

SOCIÉTÉ GÉNÉRALE
By
Title: